UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 8, 2013

LODGENET INTERACTIVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

First Amendment to Rights Agreement

Pursuant to the Rights Agreement dated as of February 28, 2008 (the “Rights Agreement”) between LodgeNet Interactive Corporation (the “Company”) and Computershare Investor Services, LLC, as rights agent, one Right (a “Right”) is issued and attached to each outstanding share of the common stock, par value $0.01 per share (the “Common Stock”) of the Company. The Rights constitute a separate class of securities registered under the Securities Act of 1933, as amended, and entitle the holder of the Right, in certain circumstances, to purchase from the Company one one-thousandth of a share of Series A Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) or, in certain circumstances, to receive shares of Common Stock in lieu of exercising the Rights for the purchase of Series A Preferred Stock.

The Company is a party to an Investment Agreement dated December 30, 2012 (the “Investment Agreement”) with Colony Capital, LLC and its affiliate, Col-L Acquisition, LLC (“Colony”), PAR Investment Partners, L.P. (“PAR”), and certain other investors (collectively, with Colony and PAR, the “Investors”), pursuant to which the Investors will invest $60 million of new capital in the Company, with an option to invest up to an additional $30 million to support a proposed recapitalization of the Company.  The terms of the Investment Agreement are more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 31, 2012.

In connection with the Investment Agreement, on January 7, 2013, the Company and the Computershare Trust Company, N.A., as successor in interest to Computershare Investor Services, LLC, as rights agent, amended the Rights Agreement by entering into that certain First Amendment to Rights Agreement (the “Amendment”).  The Amendment excludes the Investors, their Affiliates (as defined in the Investment Agreement), and each Purchaser Designee (as defined in the Investment Agreement) which signs a joinder agreement to the Investment Agreement from the definition of “Acquiring Person” as that term is defined in the Rights Agreement, solely as a result of transactions contemplated by Investment Agreement, so that the entry by the Investors into the Investment Agreement and the consummation of the transactions contemplated by the Investment Agreement does not and will not trigger the Series A Preferred Stock purchase rights or the right to receive Common Stock in lieu of exercising the Series A Preferred Stock purchase rights under the Rights Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03.             Material Modification to Rights of Security Holders.

Please see the disclosure set forth under Item 1.01 regarding the Amendment to the Company’s Rights Plan, which is incorporated by reference into this Item 3.03.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

4.1

First Amendment to Rights Agreement, dated January 7, 2013, between LodgeNet Interactive Corporation and Computershare Trust Company, N.A., as successor in interest to Computershare Investor Services, LLC, as rights agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2013	By	/s/ James G. Naro
James G. Naro
	Its	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer